Exhibit 99.1
Fastly Announces Third Quarter 2026 Financial Results

Record third quarter revenue of $190.2 million grew 20% year-over-year
Third quarter gross margin of 63.3% and non-GAAP gross margin of 65.8% match record levels
LTM NRR of 119% reaches highest level since 2022

SAN FRANCISCO — November 4, 2026 — Fastly, Inc. (NASDAQ: FSLY), a leader in global edge cloud platforms, today announced financial results for its third quarter ended September 30, 2026.
“Our record third quarter results reflect strong execution as customers continued to adopt more of our products and deepen their use of our platform,” said Kip Compton, CEO of Fastly. “Delivering record revenue and free cash flow demonstrates our value proposition as we help customers achieve critical business outcomes and build for AI scale.”

($ in thousands, except per share data) (unaudited)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$190,193	$158,223	$546,531	$451,406
Gross margin
GAAP gross margin	63.3%	58.4%	63.0%	55.4%
Non-GAAP gross margin(1)	65.8%	62.8%	65.6%	59.8%
Income (loss) from operations
GAAP loss from operations	$(11,272)	$(28,788)	$(49,600)	$(103,910)
Non-GAAP income from operations(1)	$31,193	$11,608	$77,329	$1,169
Net income (loss) per share
GAAP net loss per common share — basic and diluted	$(0.07)	$(0.20)	$(0.30)	$(0.73)
Non-GAAP net income (loss) per common share — basic(1)	$0.20	$0.08	$0.51	$(0.00)
Non-GAAP net income (loss) per common share — diluted(1)	$0.17	$0.07	$0.45	$(0.00)
For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.
Third Quarter 2026 Financial Summary
•Total revenue of $190.2 million, representing 20% year-over-year growth. Network Services revenue of $138.0 million, representing 16% year-over-year growth. Security revenue of $44.7 million, representing 32% year-over-year growth. Other revenue of $7.4 million, representing 37% year-over-year growth. Network Services revenue includes solutions designed to improve performance of websites, apps, APIs, and digital media. Security revenue includes products designed to protect websites, apps, APIs, and users. Other revenue includes Compute and Observability solutions.*
•Generated $40.0 million of operating cash flow compared to $28.9 million of operating cash flow in the third quarter of 2025. Generated $25.2 million of positive free cash flow compared to $18.1 million in the third quarter of 2025.
•GAAP gross margin of 63.3%, compared to 58.4% in the third quarter of 2025. Non-GAAP gross margin1 of 65.8%, compared to 62.8% in the third quarter of 2025.
•GAAP loss from operations was $11.3 million, or 5.9% of revenue, compared to $28.8 million, or 18.2% of revenue, in the third quarter of 2025. Non-GAAP income from operations1 was $31.2 million, or 16.4% of revenue, compared to $11.6 million, or 7.3% of revenue in the third quarter of 2025.
•GAAP net loss of $11.3 million, compared to $29.5 million in the third quarter of 2025. Non-GAAP net income1 of $31.6 million, compared to $11.1 million in the third quarter of 2025.
•GAAP net loss per basic and diluted share of $0.07, compared to $0.20 in the third quarter of 2025. Non-GAAP net income per basic share1 of $0.20, compared to $0.08 in the third quarter of 2025. Non-GAAP net income per diluted share1 of $0.17, compared to $0.07 in the third quarter of 2025.

*As a result of displaying amounts in millions, rounding differences may exist.

Key Metrics
•Multiproduct adoption among large customers2 reached 74% for two or more product suites, up 7 percentage points year-over-year, while adoption of four or more product suites surged to 34%, up 15 percentage points year-over-year.3
•Remaining Performance Obligations (RPO)4 were $334 million, up 24% from $268 million in the third quarter of 2025.
•Fastly's top ten customers accounted for 39% of revenue in the third quarter of 2026 compared to 32% in the third quarter of 2025.
•Last 12-month net retention rate (LTM NRR)5 increased to 119% in the third quarter from 117% in the second quarter of 2026.
Third Quarter Business and Product Highlights
•Expanded the Fastly for AI portfolio by launching AI Runtime Control, AI Firewall, and new API Security capabilities, providing organizations with real-time visibility and granular control to govern, secure, and scale AI applications and agent interactions on Fastly’s unified platform.
•Partnered with Comcast to integrate Fastly’s software into Comcast’s nationwide network, enabling hyper-local content and application delivery so Xfinity members can experience ultra-low latency streaming, edge AI services, and enhanced network capacity during peak traffic events.
•Appointed Tricia Yankovich as Chief People Officer, adding a strong track record of scaling people systems and high-performance cultures at Five9 and Shield AI to align talent strategy with financial outcomes as Fastly grows.
•Fastly was recognized as a 2026 Gartner® Peer Insights™ Customers’ Choice for Edge Distribution Platforms, earning the highest overall rating of 4.8 out of 5 stars and a 95% Willingness to Recommend score, reflecting exceptional platform performance and customer support.
•Partnered with Ingram Micro in Singapore, enabling organizations to modernize their digital infrastructure so enterprises can securely build, protect, and scale AI-ready applications and APIs with high performance and cyber resilience.
•Joined DIMPACT as the first edge cloud platform provider, bringing critical edge network expertise to help major media and publishing companies measure, understand, and optimize their digital carbon footprints in real time and at scale.

Fourth Quarter and Full Year 2026 Guidance

	Q4 2026	Full Year 2026
Total Revenue (millions)	$198.0 - $202.0	$744.0 - $748.0
Non-GAAP Income from Operations (millions)	$30.0 - $34.0	$107.0 - $111.0
Non-GAAP Net Income per share(6)(7)	$0.16 - $0.18	$0.61 - $0.63
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, including stock-based compensation expense and related employer payroll taxes, shareholder litigation related expenses, impairment expense, and other items, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.
Conference Call Information
Fastly will host an investor conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, November 4, 2026.
To access the conference call, please pre-register and dial-in using this link at least 15 minutes prior to the 1:30 p.m. PT start time. Registrants will receive an email confirmation with dial-in details.
A live webcast of the event can be accessed using this link. A replay of the webcast will be available on https://investors.fastly.com starting approximately two hours after the event and archived on the site for one quarter.

About Fastly, Inc.
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Universal Music Group, and SeatGeek. Learn more about Fastly at https://www.fastly.com, and follow us @fastly.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance and shareholder returns, including our outlook and guidance; our ability to acquire new customers, expand cross-sell opportunities, and grow market share; our ability to enrich our revenue mix with platform enhancements; the performance of our existing and new platform enhancements; our partnerships and collaborations, and any anticipated benefits or capabilities resulting from them; the performance and capabilities of, and expectations regarding customer experiences with, our products and solutions, including AI Runtime Control, AI Firewall, and API Security; our ability to align talent strategy with financial outcomes as we grow; and our strategies, platform, and business plans. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including those more fully described in Fastly’s Annual Report on Form 10-K for the year ended December 31, 2025. Additional information will also be set forth in Fastly’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and other filings and reports that Fastly may file from time to time with the SEC. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP net income (loss), non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense and related employer payroll taxes, amortization of capitalized stock-based compensation - cost of revenue, amortization of acquired intangible assets, executive transition costs, impairment expense, shareholder litigation related expenses, gain on modification of lease, and amortization of debt discount and issuance costs.
Adjusted EBITDA: excludes stock-based compensation expense and related employer payroll taxes, amortization of capitalized stock-based compensation - cost of revenue, gain on modification of lease, depreciation and other amortization expenses, amortization of acquired intangible assets, impairment expense, executive transition costs, shareholder litigation related expenses, interest income, interest expense, including amortization of debt discount and issuance costs, other (income) expense, net, and income taxes.
Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Management considers its operating results without this activity when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.
Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook. These are included in our total interest expense.
Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.
Executive Transition Costs: consists of non-recurring cash charges recognized with respect to changes in our executives' employment status. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Free Cash Flow: calculated as net cash provided by operating activities less purchases of property and equipment, net of proceeds from sale of property and equipment, principal payments of finance lease liabilities, and capitalized internal-use software costs. Management specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Management considers non-GAAP free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Fastly's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.
Gain on Modification of Lease: consists of a non-recurring non-cash gain recognized with respect to the modification of our leases. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Impairment Expense: consists of charges related to our long-lived assets. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Income Tax (Benefit) Expense: consists primarily of (benefit) expense recognized related to state and foreign income taxes. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without this activity when evaluating its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Interest Income: consists primarily of interest income related to our marketable securities. Management considers its operating results without this activity when evaluating its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Other Income (Expense), Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Shareholder Litigation Related Expenses: consists of legal costs incurred in connection with a shareholder litigation matter that is outside the ordinary course of business. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Stock-Based Compensation Expense and Related Employer Payroll Taxes: consists of expenses for stock options, restricted stock units, performance awards and other shares issued under our equity incentive plans or our Employee Stock Purchase Plan ("ESPP"), as applicable, and the related employer payroll taxes. Although stock-based compensation and its related employer payroll taxes are expenses for the Company, management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance, primarily because they are expenses not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Amortization of Capitalized Stock-Based Compensation - Cost of Revenue: in order to reflect the performance of our core business, ongoing operating results, or future outlook, and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies, similar to stock-based compensation, management considers it appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures.
Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.
In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.
Key Metrics
1 Beginning with the quarter ended March 31, 2026, we are excluding stock-based compensation related employer payroll taxes from our non-GAAP gross margin, non-GAAP income from operations, non-GAAP net income (loss) per common share — basic and non-GAAP net income (loss) per common share — diluted, because we consider our operating results without this activity when evaluating our ongoing non-GAAP net income (loss) performance and our adjusted EBITDA performance. We did not recast the presentation for all prior periods presented due to the immaterial amount of such payroll taxes.
2 Our large customers are defined as those with annualized current quarter revenue in excess of $100,000. This is calculated by taking the revenue for each customer within the quarter and multiplying it by four.
3 Multiproduct adoption rates are calculated by taking the total number of large customers with two or more and four or more product suites, respectively, divided by the total number of large customers. A product suite is considered adopted when revenue for the entire product suite at any point in the current quarter is not equal to $0. Our large customers are defined as those with annualized current quarter revenue in excess of $100,000, as described in footnote 2.
4 Remaining Performance Obligations include future committed revenue for periods within current contracts with customers, as well as deferred revenue arising from consideration invoiced for which the related performance obligations have not been satisfied.
5 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
6 Assumes weighted average diluted shares outstanding of 184.1 million in Q4 2026 and 180.7 million for the full year 2026.
7 Non-GAAP net income per share is calculated as Non-GAAP net income divided by weighted average diluted shares for 2026.

Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$190,193	$158,223	$546,531	$451,406
Cost of revenue(1)	69,783	65,894	201,989	201,163
Gross profit	120,410	92,329	344,542	250,243
Operating expenses:
Research and development(1)	42,766	41,421	126,809	121,071
Sales and marketing(1)	56,631	49,998	168,480	150,411
General and administrative(1)	31,272	29,698	97,840	82,256
Impairment expense	1,013	—	1,013	415
Total operating expenses	131,682	121,117	394,142	354,153
Loss from operations	(11,272)	(28,788)	(49,600)	(103,910)
Interest income	2,822	3,080	8,591	9,139
Interest expense	(3,315)	(3,161)	(9,969)	(9,498)
Other income (expense), net	43	(55)	(737)	(96)
Loss before income taxes	(11,722)	(28,924)	(51,715)	(104,365)
Income tax (benefit) expense	(467)	559	(4,345)	1,807
Net loss	$(11,255)	$(29,483)	$(47,370)	$(106,172)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.20)	$(0.30)	$(0.73)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	159,989	148,129	157,078	145,749
__________
(1)Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Cost of revenue	$2,788	$2,861	$8,081	$7,373
Research and development	11,143	11,915	33,075	32,563
Sales and marketing	10,422	8,754	30,119	23,623
General and administrative	10,561	9,599	33,792	21,487
Total	$34,914	$33,129	$105,067	$85,046

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Gross profit
GAAP gross profit	$120,410	$92,329	$344,542	$250,243
Stock-based compensation expense and related employer payroll taxes(1)	3,010	2,861	8,783	7,373
Amortization of capitalized stock-based compensation - Cost of revenue	1,800	1,664	5,183	4,886
Amortization of acquired intangible assets	—	2,475	—	7,425
Non-GAAP gross profit	$125,220	$99,329	$358,508	$269,927
GAAP gross margin	63.3%	58.4%	63.0%	55.4%
Non-GAAP gross margin	65.8%	62.8%	65.6%	59.8%
Research and development
GAAP research and development	$42,766	$41,421	$126,809	$121,071
Stock-based compensation expense and related employer payroll taxes(1)	(12,067)	(11,915)	(36,422)	(32,563)
Executive transition costs	—	(326)	—	(326)
Non-GAAP research and development	$30,699	$29,180	$90,387	$88,182
Sales and marketing
GAAP sales and marketing	$56,631	$49,998	$168,480	$150,411
Stock-based compensation expense and related employer payroll taxes(1)	(11,030)	(8,754)	(32,039)	(23,623)
Amortization of acquired intangible assets	(2,159)	(2,159)	(6,478)	(6,739)
Executive transition costs	—	—	(262)	—
Non-GAAP sales and marketing	$43,442	$39,085	$129,701	$120,049
General and administrative
GAAP general and administrative	$31,272	$29,698	$97,840	$82,256
Stock-based compensation expense and related employer payroll taxes(1)	(11,164)	(9,599)	(35,466)	(21,487)
Executive transition costs	—	(643)	(1,061)	(978)
Gain on modification of lease	—	—	—	736
Shareholder litigation related expenses(2)	(222)	—	(222)	—
Non-GAAP general and administrative	$19,886	$19,456	$61,091	$60,527
Income (loss) from operations
GAAP loss from operations	$(11,272)	$(28,788)	$(49,600)	$(103,910)
Stock-based compensation expense and related employer payroll taxes(1)	37,271	33,129	112,710	85,046
Amortization of capitalized stock-based compensation - Cost of revenue	1,800	1,664	5,183	4,886
Executive transition costs	—	969	1,323	1,304
Gain on modification of lease	—	—	—	(736)
Shareholder litigation related expenses(2)	222	—	222	—
Amortization of acquired intangible assets	2,159	4,634	6,478	14,164
Impairment expense	1,013	—	1,013	415
Non-GAAP income from operations	$31,193	$11,608	$77,329	$1,169
Net income (loss)
GAAP net loss	$(11,255)	$(29,483)	$(47,370)	$(106,172)
Stock-based compensation expense and related employer payroll taxes(1)	37,271	33,129	112,710	85,046
Amortization of capitalized stock-based compensation - Cost of revenue	1,800	1,664	5,183	4,886
Executive transition costs	—	969	1,323	1,304
Gain on modification of lease	—	—	—	(736)
Shareholder litigation related expenses(2)	222	—	222	—
Amortization of acquired intangible assets	2,159	4,634	6,478	14,164
Impairment expense	1,013	—	1,013	415
Amortization of debt discount and issuance costs	372	216	1,139	650
Non-GAAP net income (loss)	$31,582	$11,129	$80,698	$(443)
Non-GAAP net income (loss) per common share — basic	$0.20	$0.08	$0.51	$(0.00)
Non-GAAP net income (loss) per common share — diluted	$0.17	$0.07	$0.45	$(0.00)
Weighted average basic common shares	159,989	148,129	157,078	145,749
Weighted average diluted common shares	181,886	161,229	179,077	157,961

(1) Similar to stock-based compensation, we believe it is also appropriate to exclude employer payroll taxes related to stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2026, we are excluding stock-based compensation related employer payroll taxes from our non-GAAP financial measures. We did not recast the presentation for all prior periods presented due to the immaterial amount of such payroll taxes. Refer to Non-GAAP Financial Measures definition for further details.
(2) Shareholder litigation related expenses: consists of legal costs incurred in connection with a shareholder litigation matter that is outside the ordinary course of business. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Reconciliation of GAAP to Non-GAAP diluted shares
GAAP diluted shares	159,989	148,129	157,078	145,749
Other dilutive equity awards	21,897	13,100	21,999	12,212
Non-GAAP diluted shares	181,886	161,229	179,077	157,961
Non-GAAP diluted net income (loss) per share	$0.17	$0.07	$0.45	$(0.00)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA
GAAP net loss	$(11,255)	$(29,483)	$(47,370)	$(106,172)
Stock-based compensation expense and related employer payroll taxes(1)	37,271	33,129	112,710	85,046
Amortization of capitalized stock-based compensation - Cost of revenue	1,800	1,664	5,183	4,886
Gain on modification of lease	—	—	—	(736)
Depreciation and other amortization	12,346	14,101	33,795	41,256
Amortization of acquired intangible assets	2,159	4,634	6,478	14,164
Amortization of debt discount and issuance costs	372	216	1,139	650
Impairment expense	1,013	—	1,013	415
Executive transition costs	—	969	1,323	1,304
Shareholder litigation related expenses(2)	222	—	222	—
Interest income	(2,822)	(3,080)	(8,591)	(9,139)
Interest expense	2,943	2,945	8,830	8,848
Other (income) expense, net	(43)	55	737	96
Income tax (benefit) expense	(467)	559	(4,345)	1,807
Adjusted EBITDA	$43,539	$25,709	$111,124	$42,425

(1)Similar to stock-based compensation, we believe it is also appropriate to exclude employer payroll taxes related to stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2026, we are excluding stock-based compensation related employer payroll taxes from our non-GAAP financial measures. We did not recast the presentation for all prior periods presented due to the immaterial amount of such payroll taxes. Refer to Non-GAAP Financial Measures definition for further details.
(2) Shareholder litigation related expenses: consists of legal costs incurred in connection with a shareholder litigation matter that is outside the ordinary course of business. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.

Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	As of September 30, 2026	As of December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$113,506	$180,563
Marketable securities	251,712	181,196
Accounts receivable, net of allowance for credit losses	115,352	118,029
Prepaid expenses and other current assets	27,211	26,921
Total current assets	507,781	506,709
Property and equipment, net	223,358	186,785
Operating lease right-of-use assets, net	70,219	52,067
Goodwill	670,356	670,356
Intangible assets, net	19,893	25,771
Other assets	52,381	57,789
Total assets	$1,543,988	$1,499,477
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,314	$17,612
Accrued expenses	62,880	70,669
Long-term debt, current	—	38,557
Operating lease liabilities, current	37,862	24,427
Deferred revenue	33,313	35,234
Other current liabilities	14,290	7,499
Total current liabilities	165,659	193,998
Long-term debt, net	324,297	323,282
Operating lease liabilities, non-current	48,380	43,921
Other long-term liabilities	2,079	8,698
Total liabilities	540,415	569,899
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	2,166,056	2,044,103
Accumulated other comprehensive loss	(629)	(41)
Accumulated deficit	(1,161,857)	(1,114,487)
Total stockholders’ equity	1,003,573	929,578
Total liabilities and stockholders’ equity	$1,543,988	$1,499,477

Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net loss	$(11,255)	$(29,483)	$(47,370)	$(106,172)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	14,019	15,639	38,631	45,768
Amortization of intangible assets	2,286	4,759	6,825	14,537
Non-cash lease expense	8,454	5,476	21,539	16,825
Amortization of debt discount and issuance costs	372	216	1,139	650
Amortization of deferred contract costs	4,761	4,869	14,252	14,566
Stock-based compensation	34,914	33,129	105,067	85,046
Deferred income taxes	(395)	289	(4,748)	1,038
Provision for credit losses	707	1,236	3,239	3,230
Loss (gain) on disposals of property and equipment	134	—	401	(43)
Accretion of discounts and amortization of premiums, net	(1,106)	(1,305)	(2,923)	(3,287)
Impairment expense	1,013	—	1,013	415
Non-cash interest expense	2,906	2,906	3,875	3,875
Other adjustments	(17)	(189)	(292)	103
Changes in operating assets and liabilities:
Accounts receivable, net	(1,843)	6,898	(562)	3,574
Prepaid expenses and other current assets	122	(1,526)	(290)	811
Other assets	(2,187)	(4,820)	(4,032)	(12,991)
Accounts payable	(3,503)	(2,741)	4,806	3,280
Accrued expenses	(5,207)	1,339	(4,335)	(467)
Operating lease liabilities	(8,400)	(5,774)	(21,323)	(13,662)
Other liabilities	4,206	(1,994)	(6,731)	14,914
Net cash provided by operating activities	39,981	28,924	108,181	72,010
Cash flows from investing activities:
Purchases of marketable securities	(53,001)	(79,136)	(319,603)	(352,062)
Sales of marketable securities	—	18,128	—	18,128
Maturities of marketable securities	49,951	71,417	251,423	117,222
Purchases of property and equipment	(10,964)	(6,046)	(63,608)	(18,503)
Purchase of intangible assets	(947)	—	(947)	—
Proceeds from sale of property and equipment	—	—	10	44
Capitalized internal-use software	(3,845)	(4,707)	(11,729)	(14,012)
Net cash used in investing activities	(18,806)	(344)	(144,454)	(249,183)
Cash flows from financing activities:
Repayment of convertible senior notes	—	—	(38,593)	—
Payments of other debt issuance costs	(152)	—	(654)	—
Repayments of finance lease liabilities	—	(80)	—	(2,328)
Proceeds from exercise of vested stock options	179	71	1,314	758
Proceeds from employee stock purchase plan	2,488	2,106	7,164	5,477
Net cash provided by (used in) financing activities	2,515	2,097	(30,769)	3,907
Effects of exchange rate changes on cash and cash equivalents	18	(33)	(15)	222
Net increase (decrease) in cash and cash equivalents	23,708	30,644	(67,057)	(173,044)
Cash and cash equivalents at beginning of period	89,798	82,487	180,563	286,175
Cash and cash equivalents at end of period	$113,506	$113,131	$113,506	$113,131

Free Cash Flow
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$39,981	$28,924	$108,181	$72,010
Capital expenditures(1)	(14,809)	(10,833)	(75,327)	(34,799)
Free Cash Flow	$25,172	$18,091	$32,854	$37,211
__________
(1)Capital expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.

Contacts
Investor Contact
Vernon Essi, Jr.
ir@fastly.com

Media Contact
Stacey Hurwitz
press@fastly.com

Source: Fastly, Inc.